Why Core, Why Now Since 1996 Investor Day

Safe Harbor Statements and Non-GAAP Financial Measures Certain statements in this Annual Report on Form 10-K constitute forward-looking statements within the meaning of the federal securities laws, which are subject to the "safe harbor" created by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “targets,” “plans,” “projects,” “believes,” “estimates,” “encouraged,” “confident” and similar expressions are used to identify these forward-looking statements. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements. Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this presentation: business conditions in the plastics, transportation, power sports, utilities and commercial product industries (including changes in demand for truck production); federal and state regulations (including engine emission regulations); general economic, social, regulatory (including foreign trade policy) and political environments in the countries in which Core Molding Technologies operates; changes in U.S. trade policy, including tariffs and related foreign relations; the adverse impact of coronavirus (COVID-19) global pandemic on our business, results of operations, financial position, liquidity or cash flow, as well as impact on customers and supply chains; safety and security conditions in Mexico; fluctuations in foreign currency exchange rates; disruptions in financial markets and the availability and cost of credit; dependence upon certain major customers as the primary source of Core Molding Technologies’ sales revenues; efforts of Core Molding Technologies to expand its customer base and replace lost or transitioning programs; the cyclical nature of the industries and markets we serve; the ability to develop new and innovative products and to diversify markets, materials and processes and increase operational enhancements; ability to accurately quote and execute manufacturing processes for new business; the actions of competitors, customers, and suppliers; failure of Core Molding Technologies’ suppliers to perform their obligations; the availability and pricing of raw materials, including supply chain disruptions and inflationary pressures; long-term fixed price customer contracts; labor relations, labor availability and competition for skilled workers, as well as possible work stoppages or labor disruptions at one or more of our union locations or one of our customer or supplier locations; the loss or inability of Core Molding Technologies to attract and retain key personnel; risks associated with foreign operations in Mexico and Canada; the ability to successfully identify, evaluate and manage potential acquisitions and strategic initiatives; federal, state and local environmental laws and regulations; climate change, weather severity and energy prices; the availability of sufficient capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees and other customer charges; risk of cancellation, delay or change in scope of orders or projects; inadequate insurance coverage to protect against potential hazards; equipment and machinery failure; product liability, recall and warranty claims; the inability to protect proprietary information and intellectual property rights; risks associated with the use of artificial intelligence in our business and operations; cybersecurity incidents; our ability to maintain effective internal control over financial reporting and comply with debt covenants; impairment charges related to goodwill or other intangible assets; tax policy changes or adverse tax audits; stock price volatility; and other risks identified from time to time in Core Molding Technologies’ other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the December 31, 2025 Annual Report on Form 10-K. This presentation includes certain non-GAAP financial measures to describe our performance. The reconciliation of those measure to GAAP measures are provided within the appendix of the presentation. Those disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Core Molding Investor Day 2September 2026

Core Molding Technologies Presenters 3September 2026Core Molding Investor Day Alex Bantz Chief Commercial Officer 2 years of service 2 years as CCO Stephanie Pulliam EVP of Human Resources 5 years of service 2 years as EVP of HR Eric L. Palomaki President and CEO 8 years of service 1 year as CEO Steven Hooser President Three Part Advisors, LLC >5 years with CMT Arnold Alanis EVP, Operations 14 years of service 1 year as EVP, Operations Alex Panda Chief Financial Officer 12 years of service 2 years as CFO Mike Gayford Chief Operating Officer 3.5 years of service Recently appointed COO

Splash Video Here September 2026Core Molding Investor Day 4 Welcome Video

Investor Day 2026 Eric L. Palomaki President and CEO

Welcome to Investor Day 2026

Our 30-year anniversary, and we are excited to share

- How Core Molding Technologies has evolved.
- We will explain the execution engine that we have built.
- Provide our path to grow long-term shareholder value.

What you will see today

- **Why Core, Why Now** – *Palomaki*
- **How Core Converts Capabilities into Growth** – *Bantz*
- **Operations Platform Behind Profitable Growth** – *Gayford / Alanis*
- **Our People Advantage: Building an Execution Culture** – *Pulliam*
- **The Path to Profitable Growth and Higher Returns** – *Panda*
- **Leadership Q&A Session with our Executive Team** – *All*

Why Core Molding Technologies

During the last 30 years Core has built a disciplined operating platform. Most recently through a difficult cycle; our next phase is deploying that platform into profitable growth through deeper customer relationships, differentiated engineered solutions, diversified markets, and ROCE-driven capital allocation.



CORE MOLDING TECHNOLOGIES
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Key Takeaways – Why Core, Why Now September 2026Core Molding Investor Day 7 Growth is becoming more visible. Our wins over the last 3 years speak for themselves; we will share why our winning will continue and scale. Core’s operating transformation is proven. Our recent history of turning around operations, driving continuous improvement, and executing what we say we are going to do. Scale will improve earnings quality. Our decline in revenues has left us with above average overhead cost structure, the path to $500M will include economies of scale. Capital allocation is governed by returns. Organic growth is the priority, and we are having success. We govern all capital projects by focusing on Return on Capital Employed (ROCE). Management is giving investors a measurable scorecard. Future progress will be evaluated through production-revenue conversion, margin, cash generation, ROCE, diversification, and customer concentration.

Why Invest in Core Molding Technology September 2026Core Molding Investor Day 8 45+ Years of Award Winning Manufacturing Excellence Competitive Moat, Sole Sourced, High Barriers to Entry Large, Diverse Addressable Markets Long-term Relationships w/ Blue-chip Companies Specialized Ultra Large Molding Capability Disciplined Capital Investment Approach Organic Growth and Recent New Wins Improving Gross Margin Trend Despite Challenging Cycle

Our “Must Win Battle” Transformation Journey September 2026Core Molding Investor Day 9 Operational • Fix(repair) equipment Financial • Bank refinancing Organizational • Getting the right people on the bus Customers • Maintain customers Organizational • “Great Place to Work” initiative Organizational • Leadership Development 2 • Internal promotion program Diversification • New, growing end markets Operational • Standardize the basics Dig out | Back to Basics Leverage Improvements Sales Expansion | Investments 2019/2020 Turnaround 2021 Product Focused 2022/2023 Institutionalize Operating Systems 2024—2026 Invest For Growth Pricing • Fix or get out pricing • Strategic contract adjustments Operational • Continuous improvement system, process optimization Capital Investments • MTY Expansion • MAT Sleeper Roof Organizational • Front Line Leadership Development • Technical skill development Sales & Marketing • Hired Chief Commercial Officer • Wallet share expansion Growth • Organic growth investment • Footprint optimization(s) • New customers/new markets 0.0% 5.0% 10.0% 15.0% 20.0% 2019 2020 2021 2022 2023 2024 2025 2026 Q2 TTM Gross Margin % Culture as a Competitive Advantage Innovation | Diversification

Measuring Performance – The Key to Continuous Improvement

Metric	2020	2025
Internal Promotions	10%	~48%
Purchasing Savings	n/a	$3M+
Training Hours	n/a	20,000+
Variable Margin	20–24%	~30%
Scrap Reduction	3–6%	<2%
Safety	4.01	1.07 SIIR

SIIR – Serious Injury Incident Rate



"In God we trust. All others must bring data."

Dr. W. Edwards Deming

Takeaway

- We are measuring performance, we understand the problems and challenges facing us, our data suggests we are winning!
- There will always be a new challenge; the differentiator is our ability to drive Continuous Improvement that matters.

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Celebrate Success – “Winning” is Contagious September 2026Core Molding Investor Day 11

Takeaway • EBITDA margin from ~8% to ~11% through declining revenue • Maintaining margin percentage despite declining revenue; we anticipate economies of scale as revenue increases back to the $300M+ Building a Better Business Through the Cycle September 2026Core Molding Investor Day 12 *Adjusted EBITDA and Adjusted EBITDA Margin are Non-GAAP measures. See Appendix for reconciliations. $307 $377 $358 $302 $274 $254 2021 2022 2023 2024 2025 2026Q2 TTM Revenue $ millions 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% $- $10 $20 $30 $40 $50 2021 2022 2023 2024 2025 2026Q2 TTM Adjusted EBITDA and Margin* Adj. EBITDA EBITDA Margin Margins improved from 8.7% to 11.2% in 2025

Strategic and Purposeful Diversification – Reduce the Cyclicality September 2026Core Molding Investor Day 13 91% 44% 28% 5% 27% 16% 10% 14% 10% 22% 4% 9% 20% 0% 25% 50% 75% 100% 2011 2025 2030E Product Sales by Industry Truck Power Sports Building Products Utilities Other • Reduced cyclicality by balancing exposure across multiple end markets and demand cycles. • Improve asset utilization by filling capacity with a broader mix of programs and customers. (~65% of new wins) • Expanding growth opportunities through access to larger, faster growing markets. • Lower concentration risk by reducing dependance on any single customer, market, or geography. • Enhance earning quality through more predictable revenue, stronger returns, and high value potential. Takeaway A stronger, more diversified Core Molding Technologies results in a more resilient engineered solutions business.

Large and Ultra large molding and composite manufacturing processes that are uniquely challenging. MX transportation production, powersports, and unique engineered solutions like SMC compounds, lattice, flush covers, battery boxes, etc. Culture as a Competitive Advantage: Taking care of our people and making Core a great place to work. What are We Uniquely Good At September 2026Core Molding Investor Day 14 We apply these to decision- making processes daily.

Culture and Team are Central to our Success It is the operating environment that determines whether problems are surfaced early, standards are followed, people collaborate, and commitments are delivered. September 2026Core Molding Investor Day 15 Core Molding Technologies – Strategy House

September 2026Core Molding Investor Day 16 How We Bring Our Vision to Life The most important part of any strategy is great execution! Our PDM (Policy Deployment Matrix) is how we engage everyone annually. ExecutionStrategy 5 Year Plan (PDM) Policy Deployment Matrix

Addressable Market = Engines of Growth

Opportunities for North American Growth Across Diverse Industries



Composites Industry Growth

- Composite materials are growing at approximately 7–8% CAGR globally across end markets
- Conversion of wood, concrete, and metal to composites continues to allow composites to expand



Traditional Truck and Powersports

- Continue to win based on our strengths
- Mexico investments make us stronger
- Focus on cross-selling technologies among existing customers
- Quote and win where we have a competitive advantage



Utilities and Building Products

- Focus and grow Utilities like buried vaults
- Grow building products replacing wood
- Electrical enclosures are a great application
- Grid hardening batteries for electrical infrastructure

Broad Market Opportunities

- Heavy Truck / Transportation ($8–10B)
- Powersports / Off Highway ($1–2B)
- Construction & Agriculture ($0.5–24B)
- Industrial & Utilities ($8–12B)
- Building Products ($5–40B)
- Aerospace / Defense ($1–10B)

Takeaway

We are in an industry that rewards solutions using our unique competitive advantage associated with large and ultra large composite parts.

CORE MOLDING TECHNOLOGIES

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Takeaway Most industries can leverage composites. We replace concrete, wood, and metals across diverse distribution of markets and industries. Why Composites? We Solve Problems! September 2026Core Molding Investor Day 18 Large Part Specialization Focus on Durability Creative Part Consolidation Creates opportunity for labor or material savings Full Lifecycle Consideration Strength-to-Weight Ratio Corrosion Resistance

Large & Ultra-large Molding Solutions September 2026Core Molding Investor Day 19 Truck Powersports Building Products Utilities Why Customers Choose Core Light Weighting Corrosion Resistance Parts Consolidation Large Part — Durability Cost Savings Recyclability

September 2026Core Molding Investor Day 20 New and Expansion of Industry Verticals Automotive Parts Construction Vehicles Medical Applications EV Battery Enclosures SMC and Topcoat Paint Aerospace Solutions

Investor Day 2026 September 2026Core Molding Investor Day 21 Why Core. Why Now. The Transformation Is Proven. The Growth Story Is Just Beginning. Next Up: • How Core Converts Capabilities into Growth – Bantz • Operations Platform Behind Profitable Growth – Gayford / Alanis • Our People Advantage: Building an Execution Culture – Pullium • The Path to Profitable Growth and Higher Returns – Panda • Leadership Q&A Session with our Executive Team – All

How Core Converts Capabilities into Growth Alex Bantz Chief Commercial Officer

Three Main Things September 2026Core Molding Investor Day 23 We’ve won $89 Million incremental annual revenue in 18 months We’ve made significant investments to the commercial organization to facilitate a step change in growth We have significant room for organic growth with our current customers and targeted diversified markets

September 2026Core Molding Investor Day 24 DEDICATED TEAMS Growth + Customer Experience Changed from customer-generalists to a dedicated growth team + customer experience team GROWTH BANDWIDTH 3x Increase in bandwidth for growth Dedicated resources + new additions CUSTOMER EXPERIENCE 2x Increase in bandwidth for improving customer experience Dedicated resources + new additions Sales Organization Optimization Takeaway Benefiting from the Efficiency of Focus

Takeaway Changing the Mindset and Culture Sales Process Optimization September 2026Core Molding Investor Day 25 GROWTH TEAM • Prioritization of most promising opportunities • Value-selling methodologies • How-to-win mentality • Proactive lead generation, guided by market analysis CUSTOMER EXPERIENCE TEAM • Focus on improving customer scorecards • Order alignment between plant and customer: lead-time, quantity, price • Facilitate problem resolution • Enable the sustainment and growth of business at current customers

Credible Growth – $63M in 2025, $26M in H1 2026 Core Molding Investor Day 26September 2026 Incremental ~$89M Annual Revenue Truck Roof Door Skin SMC 3 Projects Battery Enclosures Elec. Pickup Bed Truck Aero Cap New WinsElectrical Enclosures $400M+ Total Revenue Over Program Minimum Lifespans 65% of Awards in Diversified Markets 20 Projects Launched Q4 SOP Q4 SOP Q1–27 SOP Q1–28 SOP Q4 SOP $5M $21M $6M $9M $14M $16M $19M SMC Compound SMC Compound

Current Pipeline Summary September 2026Core Molding Investor Day 27 PIPELINE BREAKDOWN Prospecting $147M Quoting/Negotiating $210M $83M* *Award amount based on historical win rates (annual revenue) IDENTIFIED TARGET PROJECTS 61 Projects Actively Pursuing $147M in Annual Revenue CURRENT PIPELINE 31 Projects in Quote Process $210M in Annual Revenue $1.4B+ Total Revenue Over Program Lives

SUBMARKETS EXAMPLE APPLICATIONS MARKET POTENTIAL $600M+ traditional $1B+ including alt processes Total addressable truck market 2025 REVENUE $101M Core's revenue today Medium Duty BusHeavy Duty Sleeper Roofs Hoods Wind Deflectors September 2026Core Molding Investor Day 28 Truck Market Summary

September 2026Core Molding Investor Day 29 Truck Market Summary 2025–2026 AWARDS $25M Annual $180M Total Program Life CORE VALUE AND ADVANTAGES • Firmly established market leader • 30+ years experience in highly technical and specialized market segment • Significant improvements in operational performance recognized by Truck OEMs CURRENT PIPELINE $100M Annual $660M Total Program Life GROWTH STRATEGY • Core will continue to be a serious contender for all new Hood/Roof/Deflector projects • Benefit from forecasted 25% market growth over next 4 years • Pursue applications beyond hoods and roofs (cab interior, grip plates, etc.)

Powersports Market Summary

MARKET POTENTIAL

$150M+ traditional

$1B+ including alt processes

Total addressable power sports market

2025 REVENUE

$63M

Core's revenue today



SUBMARKETS



Side-By-Side Utility Vehicles



Personal Watercraft



Golf Carts

EXAMPLE APPLICATIONS



UTV Dump Boxes



Roofs



UTV Doors



Skid Plates



Boat Hulls

HONDA BRP POLARIS TEXTRON YAMAHA

CORE MOLDING TECHNOLOGIES

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September 2026Core Molding Investor Day 31 Powersports Market Summary 2025–2026 AWARDS $5M Annual $25M Total Program Life CORE VALUE AND ADVANTAGES • Firmly established market leader for cargo boxes • Unique door panels with only “hollow web” handle on the market. • Recent launch of new patent pending skid plate technology. • Deeply integrated with engineering teams at BRP and Yamaha CURRENT PIPELINE $10M Annual $50M Total Program Life GROWTH STRATEGY • Core will continue to be a serious contender for all new cargo box projects • Differentiate our LPIM from OEM in-house equivalents at Polaris and BRP • Target golf carts • Target Honda and Kawasaki UTVs

MARKET POTENTIAL $1B+ Total addressable utilities market Water Filtration/Drainage Power Generation Data Centers Filtration Channels Stormwater Chambers Battery Enclosures Cooling Tower Fan Blades Generator Bases Electrical Enclosures Underground Enclosures September 2026Core Molding Investor Day 32 Utilities Market Summary EXAMPLE APPLICATIONS SUBMARKETS 2025 REVENUE $23M Core's revenue today

2025–2026 AWARDS $23M Annual $70M Total Program Life CORE VALUE AND ADVANTAGES • Diversified portfolio of products/processes • Experienced molder and SMC material producer • Experience in large format molded parts • Proven track record of collaborating with customers to solve problems and delivering elegant solutions CURRENT PIPELINE $30M Annual $75M Total Program Life GROWTH STRATEGY • Renewed focus on electrical infrastructure sub-market • Power generation and data center • Proactively pursuing OEMs of target products • Molded parts and SMC material September 2026Core Molding Investor Day 33 Utilities Market Summary

Building Products Market Summary

MARKET POTENTIAL

$1B+

Total addressable building products market

2025 REVENUE

$23M

Core's revenue today



SUBMARKETS



Home Exteriors



Patio/Decks



Kitchen & Bath

EXAMPLE APPLICATIONS



Exterior Doors



Composite Siding



Decorative Lattice



Composite Decking



Shower Bases

AMERICAN BATH GROUP · JELD-WEN · ODL · ProVia THE PROFESSIONAL WAY · THERMA TRU DOORS · UFP INDUSTRIES

CORE MOLDING TECHNOLOGIES
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CORE VALUE AND ADVANTAGES • Diversified portfolio of products/processes • Experienced molder and SMC material producer • Experience in large format molded parts • Proven track record of collaborating with customers to solve problems and delivering elegant solutions GROWTH STRATEGY • Proactively pursuing OEMs of target products • Molded parts and SMC material • Evaluating different sell thru options • OEM, distributor, direct to big-box, direct-to-consumer September 2026Core Molding Investor Day 35 Building Products Market Summary 2025–2026 AWARDS $17M Annual $27M Total Program Life CURRENT PIPELINE $25M Annual $115M Total Program Life

September 2026Core Molding Investor Day 36 MARKET POTENTIAL $200M+ Total addressable Con/Ag market Construction Vehicles Agriculture Vehicles Farm Infrastructure Hoods Cab Roofs Engine Covers Fan Shrouds Construction/Ag Market Summary SUBMARKETS EXAMPLE APPLICATIONS 2025 REVENUE $6M Core's revenue today

CORE VALUE AND ADVANTAGES • Diversified portfolio of products and processes • Experience in SMC material production and molding • Experience in large format parts • Experience in converting metal weldments to lower cost / lower weight molded composite GROWTH STRATEGY • Leverage experience and reputation with large format applications in Truck, Powersports, etc. to identify and win equivalent applications on Construction and Ag vehicles • Proactively and persistently educate engineers at target customers on the benefits of DLFT and LPIM • Leverage dedicated sales resource September 2026Core Molding Investor Day 37 Construction/Ag Market Summary 2025-2026 AWARDS $500k Annual $2M Total Program Life CURRENT PIPELINE $2M Annual $10M Total Program Life

Tremendous opportunities ahead of us Focus markets offer billions of dollars of opportunity for Core with $350M of annual revenue currently being pursued by the team Summary September 2026Core Molding Investor Day 38 Commercial Team Transformation. Through improved processes, focused teams and investments in additional resources, the Commercial Team is executing at higher levels and poised for growth. Growth is accelerating. 2025 ranks amongst the best years in company history for incremental revenue achieved through new wins. Momentum is carrying into 2026 with $26M incremental revenue awarded through first half of the year.

Operations Platform Behind Profitable Growth Mike Gayford Chief Operating Officer Arnold Alanis EVP, Operations

The Core Operating Platform September 2026Core Molding Investor Day 40 Specialized Manufacturing Footprint Industry Leading Execution Differentiated Composite Solutions Execution + Capabilities + Solutions

Industry Leading Execution September 2026Core Molding Investor Day 41 We Safely Ship Good Parts On Time, Every Time 0 50 100 150 200 250 2021 2022 2023 2024 2025 2026 Core PPM 86.0% 88.0% 90.0% 92.0% 94.0% 96.0% 98.0% 100.0% 2021 2022 2023 2024 2025 2026 Core On Time Delivery 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 2021 2022 2023 2024 2025 2026 Safety Incident Rate Data through June 2026

Our Large North American Manufacturing Footprint September 2026Core Molding Investor Day 42 >1.3M Square Feet 83 Presses Presses up to 5500 Ton USMCA Compliant Products Columbus, OH Cobourg, Ontario Winona, MN Gaffney, SC Matamoros, MX Monterrey, MX Columbus, OH | Materials and SMC Compounding Gaffney, SC | Hood and Battery Systems Winona, MN | Automotive, Infrastructure, Diversified Products Cobourg, ON | Engineered Solutions & Specialty Products Matamoros, MX | Scale Manufacturing Monterrey, MX | Growth Platform

September 2026Core Molding Investor Day 43 332K Square Feet 17 Presses Presses up to 4500 Ton 151 Headcount Materials and SMC Compounding Columbus, OH • SMC Compounding Center of Excellence. 100m lbs annual capacity. • Home to Advanced Manufacturing Engineering, Research & Development, and Testing Lab Teams. • Supplies Internal and External Material Development for Growth Opportunities.

September 2026Core Molding Investor Day 44 135K Square Feet 10 Presses Presses up to 3000 Ton 80 Headcount Hood and Battery Systems Gaffney, SC • Hood Center of Excellence with > 27 years of complex assembly experience. • Battery enclosure platform for future growth including EV (Electric Vehicle) applications. • Expandable South Carolina manufacturing campus.

September 2026Core Molding Investor Day 45 81K Square Feet 5 Presses Presses up to 4400 Ton 54 Headcount Automotive, Infrastructure, Diversified Products – Winona, MN • Proprietary DLFT Technology enables complex lightweight parts. • Highly flexible operation serving multiple end markets: Automotive, infrastructure, powersports, agricultural and packaging programs. • Mold-in-color finish with no paint or corrosion risk.

September 2026Core Molding Investor Day 46 241K Square Feet 18 Presses Presses up to 2500 Ton 168 Headcount Engineered Solutions & Specialty Products – Cobourg, ON • Engineering driven specialty products. • Advanced development and process capabilities. • High Volume Big Box Supply Chain Experience.

September 2026Core Molding Investor Day 47 600K Square Feet 24 Presses Presses up to 5500 Ton 672 Headcount Scale Manufacturing Matamoros, MX • Large-scale, low-cost manufacturing platform. • Multiple processes under one roof: • SMC, DLFT & Spray Up. • Supports complex program launch and management across North America. • Largest Heavy-Truck Roof manufacturer in North America.

September 2026Core Molding Investor Day 48 217K Square Feet 9 Presses Presses up to 1000 Ton 226 Headcount Growth Platform Monterrey, MX • DCPD Center of Excellence. • Integrated Topcoat Paint Capability. • Growth Platform supporting future capacity expansion. • Competitive Labor Cost Structure.

Why Core Wins



Execution

- Safety
- People
- Quality
- Delivery

Operational discipline customers depend on

Capabilities

- Thermoset
- Thermoplastics

Multiple composite technologies under one operating system

Solutions

- Lightweighting
- Part Consolidation
- Corrosion Resistance
- Customer Value

Practical engineering solutions to difficult customer problems

Core's operational platform converts innovative composite solutions into profitable growth, margin expansion, and long-term shareholder value

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Thank You The Core Operating Platform Execution + Capabilities + Solutions Driving profitable growth through composite innovation

Intermission We will resume our session in 15 minutes

Our People Advantage: Building an Execution Culture Stephanie Pulliam EVP of Human Resources

September 2026Core Molding Investor Day 53 Video – Culture as a Competitive Advantage

The 5-Year Plan Depends on Execution September 2026Core Molding Investor Day 54 Culture is Our First Strategic Pillar Because Execution Depends On People People execute the strategy Leadership creates alignment Culture shapes behavior Better execution drives growth and returns

Building Leadership & Talent Capability September 2026Core Molding Investor Day 55 We’ve Built a System to Attract, Develop, and Retain Talent at Every Level of the Organization Global Internship Program Career Paths Succession Planning Individual Development Plans Performance Management Leadership Essentials Leadership Development Program Skills Assessment Matrix

Culture & Execution: Building the Behaviors September 2026Core Molding Investor Day 56 Culture Becomes Real When Standards are Reinforced Through Everyday Leadership One-on-One Meetings Align priorities and development Feedback & Coaching Reinforce expectations and performance Recognition Promote desired behaviors Accountability Drive ownership and results Development Strengthen future leadership capacity

Measurable Progress in Talent and Leadership September 2026Core Molding Investor Day 57 Additional Measures of Progress 14.50% 19.08% 13.65% 10.35% 7.39% 7.61% 6.86% 0% 5% 10% 15% 20% 25% 2020 2021 2022 2023 2024 2025 2026 Salary Voluntary Turnover 10% 29% 32% 27% 40% 48% 49% 90% 71% 68% 73% 60% 53% 51% 0% 20% 40% 60% 80% 100% 2020 2021 2022 2023 2024 2025 2026 Internal Promotion Rate Internal % External % Leadership Pipeline 74% of senior leaders promoted internally 65% of senior leaders have an identified successor 3.6 → 4.0 Employee Engagement Score Improvement from 2021 to 2026 Individual Development Plans 142 Total

30 Years Built by Our People September 2026Core Molding Investor Day 58 Investing in the People and Capabilities Required for Core’s Next Phase of Growth Better leaders Stronger teams Better execution Customer confidence Long-term sustainable growth

The Path to Profitable Growth and Higher Returns Alex Panda Chief Financial Officer

Capital Allocation Priorities September 2026Core Molding Investor Day 60 Multifaceted Allocation Strategy to Maximize Shareholder Value Maintain Strong Balance Sheet • Zero net debt – Cash balance of $12M as of June 2026 • Current leverage ratio of less than one times Adjusted EBITDA • Available liquidity flexibility to take advantage of opportunities Organic Growth • Capital investments target above 14% ROCE • Projected sustaining capital spend 3.0%–3.5% of product sales • Finalizing $25M expansion of Mexico manufacturing footprint in 2026 • Total capex of $30M spend during 2026 M&A • Focus on businesses that diversify end markets and provide meaningful earnings and cash flow accretion • Pursue acquisitions that meet disciplined financial criteria, including achieving at least a 14% return on capital employed and a conservative leverage ratio less than 2.5x by year two of any acquisition Return Capital to Shareholders • Share repurchase is preferred method • In March 2026 increased share repurchase program $6.5M (Total $7.5M planned) • During 2026 repurchased 24,545 shares at average $18.62 share price

New Refinanced Facility Maturity July 2, 2031 Total Availability $100 million Structure $50 million Revolving Facility $50 million Delayed-Draw Term Loan Interest Rate SOFR + 1.25% to 2.00% based on leverage ratio Previous Facility Maturity July 22, 2027 Total Availability $75 million Structure $25 million Term Loan $25 million Revolving Facility $25 million Capital Facility Interest Rate SOFR + 1.80% to 2.30% based on leverage ratio September 2026Core Molding Investor Day 61 Debt Refinancing Strengthens Capacity for Growth Previous Facility Maturity July 2 , 2027 Total Availability $75 million Structure $25 million Term Loan $25 million Revolving Facil ty $25 million Capital Facil ty Interest Rate SOFR + 1.80% to 2.30% based on leverage ratio

What Core Has Organically Won September 2026Core Molding Investor Day 62 11% 16% 22% 23% 28% Other Powersports Industrials/Utilities Truck Building Products 0% 5% 10% 15% 20% 25% 30% Net New Business Mix $225 $27 $23 $19 $5 $11 $310 Launched Programs Truck Industrials/ Utilities Building Products Powersports Other Future Sales $150 $170 $190 $210 $230 $250 $270 $290 $310 Path to $310M of Future Annual Revenue *Over past 30 months $142M* Annual Awards Total new business won $115M* Incremental Awards 81% of total awards $85M* Not Yet Launched 75% of incremental awards 90%* Launching Soon Within next 12 months $14M Remaining Capital Required Support awarded incremental business

Strategic Organic Growth – Mexico

Monterrey

- Increased footprint by 400% to 214,000ft^2
- Consolidated 30,000ft^2 warehouse resulting in $0.5 million savings (Full effect Q4 of 2026)
- Added topcoat paint to enable full-service supply and the pursuit of products for Construction and Agriculture industries
- Improved DCPD throughput by 50% (Full effect Q4 of 2026)

Matamoros

- Two new state-of-the-art 4,500-ton presses with automatic unloading. Heavily automated secondary processes for new sleeper cab launch. (Sales begin Q1/Q2 of 2027)
- Additional 50,000 square feet of manufacturing space, 50,000 square feet of rack storage, and addition unloading docks.
- Transferred a molding process to Monterrey providing logistic synergies of $1 million. (Full effect Q4 of 2026)


Disciplined investments achieving greater than 14% ROCE

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Margin Enhancement Opportunities September 2026Core Molding Investor Day 64 400-basis point improvement opportunity is driven by a combination of volume leverage and strategic business enhancements that are in our growth strategy. Gross Margin 17%–19% Improved Leverage 200 bps Improved Mix/Efficiency 200 bps Target Gross Margin 21%–23%

Acquisition Strategy Acquisition Criteria Diversify End Markets Strengthen Margin Profile Increase Process Portfolio Expand Customer Base Financial Criteria $50M – $100M Revenue 2.0x – 2.5x Leverage Ratio In Year Two 14%+ Return on Invested Capital In Year Two 6x – 8x EBITDA Strategic Criteria Impact of a $100 Million Sales Acquisition Largest Customer % of Annual Product Sales Truck End Market % of Annual Product Sales Revenue Scale Annual Product Sales 2025 Pro Forma 19% 44% $232M 13% 30% $332M September 2026Core Molding Investor Day 65

Long Term Financial Goals September 2026Core Molding Investor Day 66 Our 2030 Financial Targets • Organic growth • Acquisitions • Truck cycle recovery >$500MRevenues • Better product mix • Higher plant utilization • Mexico cost advantage >20%Gross Margin • Operational improvements • Value selling • Leverage fixed costs 10%Operating Income • Investment in automation/capacity • Leverage already installed capacity • Working Capital Management 16%Return on Capital Employed

The Path to $500 Million in Sales September 2026Core Molding Investor Day 67 Strong Foundation Diverse end markets, long-standing customer relationships and operational excellence are fueling profitable growth. Multiple Growth Drivers • Launched Programs • Known Wins • Demand Increasing (market) • Strategic Acquisitions Disciplined Approach We pursue opportunities that enhance margins, expand capabilities and strengthen our market position. Diversified by Design No customer above 10% and no industry above 25% of total sales at $500 million. $225 $85 $30 $100 $20 $20 $20 $500 Launched Programs Known Wins Demand Change Acquisitions SMC Sales Con-Ag Sales Other Sales Future Sales $- $100 $200 $300 $400 $500 $600 Sales Journey to $500 Million (in Millions) Conservative Organic Growth Net Wins Known Growth

At $500 million in sales, Core is positioned as a higher-margin, cash-generative, high-return business built to create long-term shareholder value Core Assuming $500 Million in Sales September 2026Core Molding Investor Day 68 Sales $500 Million Gross Margin 21%–23% Operating Income ~10% EBITDA Margin 16%–18% Operating Cash Flow $60–$70 Million ROCE >14%

Fiscal Year 2026 Guidance Update

2026 full-year sales expected at the midpoint of flat to up 5%, versus 2025

- Q3 product sales as expected, despite slower truck ramp
- Q4 product sales of ~$5–$7 million may push out to 1H 2027
- 2H 2026 tooling revenue is impacted by contract negotiations, transitioning to percentage-of-completion accounting shifts approximately 75% of tooling revenue recognition from Q4 to Q3 2026.

2026 full-year gross margins expected in 16% to 17% range

- Commissioning of new Monterrey plant affected by elevated freight costs from product moves and higher diesel costs
- Macro headwinds persist with higher input costs from oil prices — customer pass-throughs expected by end of the year

New portfolio footprint optimization project

- Relocation of hood and battery production from one U.S. plant to another
- SG&A of ~$2 million, primarily Q3 impact with remaining in Q4
- Expect $1 million annual savings beginning in 2027 from better capacity utilization and efficiency improvements
- Non-recurring moving costs expected to be added back to Adjusted EBITDA

CORE MOLDING TECHNOLOGIES
Core Molding Investor Day
September 2026 69

Why Core, Why Now Eric L. Palomaki President and CEO

Key Takeaways – Why Core, Why Now September 2026Core Molding Investor Day 71 Growth is becoming more visible. Our wins over the last 3 years speak for themselves; we will share why our winning will continue and scale. Core’s operating transformation is proven. Our recent history of turning around operations, driving continuous improvement, and executing what we say we are going to do. Scale will improve earnings quality. Our decline in revenues has left us with above average overhead cost structure, the path to $500M will include economies of scale. Capital allocation is governed by returns. Organic growth is the priority, and we are having success. We govern all capital projects by focusing on Return on Capital Employed (ROCE). Management is giving investors a measurable scorecard. Future progress will be evaluated through production-revenue conversion, margin, cash generation, ROCE, diversification, and customer concentration.

Intermission We will resume our session in 15 minutes Up Next: We look forward to your questions and are excited for our tour of the Matamoros plant tomorrow.

Q&A Investor Day 2026

Appendix

Selected Financial Information September 2026Core Molding Investor Day 75 2026 Q2 Trailing Twelve Months ● Sales decline due to portfolio optimization and demand declines in the Company’s top industries (truck and powersports) ● Company focus on operational improvements driving higher earnings ● Consistent Gross Margins between 17%–19% of sales ● Adjusted EBITDA as % of sales improved to 11.4% ● Poised to take advantage of future demand rebound and launch of new programs $377 $358 $302 $274 $254 $0 $50 $100 $150 $200 $250 $300 $350 $400 2022 2023 2024 2025 TTM June 2026 Total Sales(1) 13.9% 18.0% 17.6% 17.4% 18.2% 4.8% 7.4% 5.9% 5.9% 5.8% 0% 5% 10% 15% 20% 2022 2023 2024 2025 TTM June 2026 Adjusted Margins(2) Gross Margin Operating Margin (1) Amounts in millions. (2) Adjusted EBITDA and Adjusted Margin are non-GAAP financial measure as defined and reconciled later in this presentation. $31.9 $42.9 $33.8 $30.7 $29.0 0.0% 5.0% 10.0% 15.0% $0 $10 $20 $30 $40 $50 2022 2023 2024 2025 TTM June 2026 Adjusted EBITDA(1)(2) Adj EBITDA EBITDA %

Selected Financial Information September 2026Core Molding Investor Day 76 2026 Q2 Trailing Twelve Months ● Strong cash generation converting 75% of EBITDA to Operating Cash ● Significant increase in growth capex. $15 million over last 18 months ● Disciplined capital deployment approach focused on increasing ROCE ● Excluding ~ $12M of accumulated cash to be redeployed, 2026 ROCE = 9.8% $19 $35 $35 $19 $0 $5 $10 $15 $20 $25 $30 $35 $40 2022 2023 2024 2025 TTM June 2026 Operating Cash Flow(1) $17 $9 $12 $17 $25 $0 $5 $10 $15 $20 $25 $30 2022 2023 2024 2025 TTM June 2026 Capital Investment(1) (1) Amounts in millions. (2) Adjusted ROCE and Operating Cash Flow are non-GAAP financial measures as defined and reconciled later in this presentation (3) ROCE excluding accumulated cash 12.7% 16.4% 10.7% 9.0% 9.1% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 2022 2023 2024 2025 TTM June 2026 Adj Return on Capital Employed (ROCE)(2) 14.2%(3) 11.5%(3) 9.8%(3) $20(2)

Net Income (Loss) to Adjusted EBITDA Reconciliation

In thousands	Twelve Months Ended December 31,									
	2017	2018	2019	2020	2021	2022	2023	2024	2025	TTM June 2026
Net income (loss)	$ 5,549	$ (4,782)	$ (15,223)	$ 8,165	$ 4,671	$ 12,203	$ 20,324	$ 13,299	$ 11,195	$ 7,348
Income tax expense (benefit)	$ 2,286	$ (664)	$ (355)	$ (3,618)	$ 4,248	$ 2,382	$ 5,422	$ 4,182	$ 3,482	$ 2,180
Other expenses(1)	$ 245	$ 2,394	$ 4,144	$ 5,923	$ 2,149	$ 3,418	$ 791	$ (786)	$ (459)	$ (304)
Depreciation and amortization	$ 6,240	$ 9,384	$ 10,376	$ 10,775	$ 11,130	$ 11,603	$ 12,831	$ 13,318	$ 12,830	$ 12,577
Share-based compensation	$ 1,331	$ 1,743	$ 1,564	$ 1,355	$ 1,886	$ 2,329	$ 2,923	$ 2,495	$ 1,788	$ 1,659
Goodwill impairment	$ -	$ 2,403	$ 4,100	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Facility closure, Mexico Expansion and severance costs(2)	$ -	$ -	$ -	$ -	$ 2,581	$ -	$ 570	$ 1,294	$ 1,875	$ 5,365
Adjusted EBITDA*	$ 15,561	$ 10,478	$ 4,606	$ 22,600	$ 26,665	$ 31,935	$ 42,861	$ 33,802	$ 30,711	$ 28,825
Adjusted EBITDA % of Revenues	9.1%	3.9%	1.6%	10.2%	8.7%	8.5%	12.0%	11.2%	11.2%	11.3%

(1) Includes net interest expense, non-cash periodic post retirement costs and loss on extinguishment of debt.

(2) Reflects facility closure, Mexico Expansion and severance payments.

Reconciliation of GAAP to Non-GAAP Financial Measures

* Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) non-reoccurring charges including restructuring costs, plant closure costs, goodwill impairment charges, (vi) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. This metrics is a supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. This measure has limitations as an analytical tool and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA because management uses this measure as key performance indicators, and we believe that securities analysts, investors and others use this measure to evaluate companies in our industry. Our calculation of this measure may not be comparable to similarly named measures reported by other companies. The above table presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented.

CORE MOLDING TECHNOLOGIES

Core Molding Investor Day

September 2026 77

Year-End and Return on Capital Employed ("ROCE") Reconciliation

in thousands	2021	2022	2023	2024	2025	TTM June 2026
EBIT	$ 11,068	$ 18,003	$ 26,537	$ 16,695	$ 14,218	$ 9,244
Plant Closure, Mexico Expansion and Severance Costs(1)	$ 2,581	$ -	$ -	$ 1,294	$ 1,875	$ 5,365
Adjusted EBIT	**$ 13,649**	**$ 18,003**	**$ 26,537**	**$ 17,989**	**$ 16,093**	**$ 14,609**

	December31,					June 30,
	2021	2022	2023	2024	2025	2026
Shareholders' Equity	$ 100,095	$ 116,125	$ 138,953	$ 147,361	$ 158,171	$ 161,077
Debt						
Short Term Portion of Term Debt	3,943	1,208	1,468	1,814	2,075	-
Long Term Portion of Term Debt	21,251	22,986	21,519	19,706	17,639	-
Revolver	4,424	1,864	-	-	-	-
Total Capital Employed	$ 129,713	$ 142,183	$ 161,940	$ 168,881	$ 177,885	$ 161,077
ROCE	10.5%	12.7%	16.4%	10.7	9.0%	9.1%

in thousands	2025	TTM June 2026
EBIT	$ 14,218	$ 9,244
Plant Closure and Severance Costs(1)	$ 1,875	$ 5,365
Adjusted EBIT	**$ 16,093**	**$ 14,609**

	2025(2)	TTM June 2026(2)
Shareholders' Equity	$ 158,171	$ 158,221
Debt		
Short Term Portion of Term Debt	2,075	-
Long Term Portion of Term Debt	17,639	-
Accumulated Cash	(38,058)	(12,134)
Total Capital Employed	$ 139,827	$ 148,943
ROCE	11.5%	9.8%

(1) Reflects Cincinnati facility closing and severance costs
(2) ROCE excluding accumulated cash

Reconciliation of GAAP to Non-GAAP Financial Measures

* Return on Capital Employed represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) restructuring and plant closure costs, (iv) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations divided by Total Capital Employed which includes (i) Shareholders' Equity, (ii) term debt, and (iii) revolving debt. This metrics is a supplemental measure of our operating performance that are neither required by, nor presented in accordance with, GAAP. This measure has limitations as an analytical tool and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present ROCE because management uses this measure as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of this measure may not be comparable to similarly named measures reported by other companies.

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September 2026Core Molding Investor Day 79 Contacts Company Contact Alex Panda Chief Financial Officer apanda@coremt.com Investor Contact Sandy Martin / Steven Hooser Three Part Advisors 214.616.2207